Exhibit 10.13.8

                                 PROMISSORY NOTE


$250,000.00                                                           LEHI, UTAH
                                                                October 24, 2001


         FOR VALUE RECEIVED, THE MURDOCK GROUP HOLDING CORPORATION
(hereinafter referred to as "Maker"), promises to pay to the order of Headwaters Incorporated, a Delaware corporation, or to its successors and assigns (hereinafter referred to as "Lender") the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) together with interest on the unpaid principal balance outstanding from time to time, all as hereinafter set forth.

         Interest shall begin to accrue as of October 1, 2001 on the principal amount outstanding from time to time until and after the maturity hereof (whether by stated maturity, acceleration or otherwise) and shall be payable at the rate of six percent (6%) per annum simple interest based on a three hundred sixty (360) day year comprised of twelve (12) thirty (30) day months.

         The entire balance of principal and accrued interest shall be due and payable in a single balloon payment on or before December 31, 2003.

         Payments of both principal and interest shall be paid in lawful money of the United States of America in immediately available funds at such place as Lender may from time to time designate. Except as otherwise provided in this Note, if any payment of principal and/or interest due hereunder is not paid within thirty (30) days after its due date ("Payment Default"), Maker shall pay to Lender on demand a late charge equal to five percent (5%) of the amount of such payment. Upon Payment Default continuing for ten (10) days after written notice is given by the Lender hereof to the guarantor to cure the Payment Default, then the entire unpaid principal sum and accrued interest due shall become immediately due and payable. To the extent permitted by applicable law, all amounts which are not paid when due as provided in this Note shall bear interest at ten percent (10%) per annum, simple interest payable monthly.

         The prompt payment and performance of this Note is jointly and severally guaranteed by Gerald Larson, Larson Holdings, Inc., Clear Capital Holding, Inc., and Pelican Point Rock Products, Inc. The guaranty of Pelican Point Rock Products, Inc. is secured by a Trust Deed of even date from Pelican Point Rock Products, Inc. as Trustor (the "Security Agreement").

         This Note may be prepaid in whole at any time or in part from time to time without premium or penalty. Notwithstanding anything herein to the contrary, the entire balance of principal and accrued interest shall become immediately due and payable upon the occurrence of any one or more of the following events:

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         (i)      The sale by Clear Capital Holding, Inc. or Pelican Point Rock
                  Products, Inc. of all or substantially all of the limestone plant and related real property it has acquired from a subsidiary of Larson Holding, Inc.

         (ii) Any default by Maker ,any guarantor, or pursuant to the Security Agreement after the expiration of any notice periods and opportunities to cure expressly stated therein.

         All payments hereunder shall be applied first to the payment of accrued and unpaid interest and the balance to the payment of principal.

         Maker agrees to pay to Lender, and reimburse Lender for, any and all costs and expenses, including reasonable attorneys' fees and court costs, if any, incurred by Lender in connection with the enforcement or collection hereof, both before and after the commencement of any action by Lender. Maker and all guarantors waive presentment, protest and demand, notice of protest, notice of dishonor and nonpayment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Maker or such guarantor hereunder.

         The rights and remedies of Lender hereunder and under the Agreement shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy.

         In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

         This Note, having been executed and delivered in the State of Utah, as of the date first written above, is to be governed by, construed under and enforced in all respects according to laws of the State of Utah, excluding its principles of conflicts of laws.

         IN WITNESS WHEREOF, the Maker has executed this Promissory Note the date and year first above written.

                                         THE MURDOCK GROUP HOLDING CORPORATION


                                         By /s/K. C. Holmes, CEO

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                                    GUARANTY

         The undersigned Gerald Larson and Larson Holdings, Inc., jointly and severally, hereby guarantee to Headwaters Incorporated, its successors and assigns, the prompt payment and performance of the foregoing Promissory Note of The Murdock Group Holding Corporation. This is a guaranty of performance, and accordingly the Lender need not exhaust its remedies against Maker or any other guarantor before proceeding on this Guaranty. The obligation of the undersigned with respect to this Guaranty is joint and several with the obligation of the other guarantors. The validity of this Guaranty shall not be affected by any extension or modification of the foregoing Promissory Note or any amendment or waiver of any other guaranty.

         Dated this 24th day of October, 2001.



                                                     /s/Gerald Larson
                                                     Gerald Larson

                                                     LARSON HOLDINGS, INC.


                                                     By:/s/Gerald Larson



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                                    GUARANTY

         The undersigned Clear Capital Holding, Inc. and Pelican Point Rock Products, Inc., jointly and severally, hereby guarantee to Headwaters Incorporated, its successors and assigns, the prompt payment and performance of the foregoing Promissory Note of The Murdock Group Holding Corporation. This is a guaranty of performance, and accordingly the Lender need not exhaust its remedies against Maker or any other guarantor before proceeding on this Guaranty. The validity of this Guaranty shall not be affected by any extension or modification of the foregoing Promissory Note or any amendment or waiver of any other guaranty. This Guaranty is secured by a Trust Deed of even date from Pelican Point Rock Products, Inc. as Trustor.

         Dated this 24th day of October, 2001.


                                               CLEAR CAPITAL HOLDINGS, INC.


                                               By:/s/Lance Heaton, CEO


                                               PELICAN POINT ROCK PRODUCTS, INC.


                                               By:/s/Lance Heaton, Pres.


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